UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 13, 2005

ICOP Digital, Inc.

(Exact name of registrant as specified in its charter)

Colorado	000-27321	84-1493152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11011 King Street, Suite 260, Overland Park, Kansas	66210
(Address of principal executive offices)	(ZipCode)

Registrant’s telephone number, including area code (913) 338-5550

Vista Exploration Corporation

(Former name or former address, if changes since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14(d)-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) un the Exchange Act (17 CFR240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On January 13, 2005, ICOP Digital, Inc, (the “Company”) issued a press release announcing that the Company signed a letter of intent with Paulson Investment Company, Inc., of Portland, Oregon to proceed with a $10,000,000 secondary offering of the Company’s common stock. The letter is an agreement in principal only and is not binding on either party. The Company has agreed to seek approval from the shareholders for a one-for-ten reverse split of its stock as one of the recapitalization requirements in anticipation of the secondary offering.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Exhibits:

99.1    Press Release issued January 13, 2005.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: January 13, 2005

ICOP Digital, Inc.

By:	/s/ David C. Owen
David C. Owen,
President and CEO

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release issued January 12, 2005.